Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70567) pertaining to the Stock Option Plan of Magellan Petroleum Corporation of our report dated September 19, 2003 with respect to the consolidated financial statements of Magellan Petroleum Corporation for the year ended June 30, 2003 included in the Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP
Stamford, Connecticut
September 26, 2005